Exhibit 99.1

CarGurus Announces Fourth Quarter 2019 and Full-Year 2019 Results

Fourth Quarter Highlights:

•	Total revenue of $158.2 million, an increase of 25% year-over-year
•	GAAP operating income of $13.6 million; non-GAAP operating income of $23.1 million
•	GAAP net income of $13.2 million; non-GAAP net income of $19.3 million
•	Adjusted EBITDA of $25.1 million

Full-Year 2019 Highlights:

•	Total revenue of $588.9 million, an increase of 30% year-over-year
•	GAAP operating income of $34.3 million; non-GAAP operating income of $69.8 million
•	GAAP net income of $42.1 million; non-GAAP net income of $59.3 million
•	Adjusted EBITDA of $77.0 million

CAMBRIDGE, MA:  February 13, 2020 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the fourth quarter and full-year ended December 31, 2019.

“CarGurus finished 2019 with a strong fourth quarter. Our U.S. marketplace saw continued traffic and lead growth in the fourth quarter, and for the full-year 2019 we generated over 65 million connections and over 38 million leads, supporting what we believe is industry-leading ROI for our paying dealers,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “We are seeing consistent new product adoption, as we ended 2019 with a product attach rate of 30%, with over 1,000 U.S. dealers subscribing to at least three of our products. We also completed the roll out of our second consumer financing partner, Westlake, enabling a wider array of consumers to seek loan pre-qualifications. As a result, we now provide financing pre-qualification opportunities on roughly 85% of our U.S. used car listings, creating a richer experience for our industry-leading audience and dealer base. Finally, our international business continues to scale efficiently, as strong audience and leads growth is yielding healthy paying dealer additions in each of our commercialized markets.”

Revenue

Fourth Quarter 2019:

•	Total revenue was $158.2 million, an increase of 25% compared to $126.1 million in the fourth quarter of 2018.
•	Marketplace subscription revenue was $140.6 million, an increase of 24% compared to $113.0 million in the fourth quarter of 2018.
•	Advertising and other revenue was $17.6 million, an increase of 34% compared to $13.1 million in the fourth quarter of 2018.

Full-Year 2019:

•	Total revenue was $588.9 million, an increase of 30% compared to $454.1 million in 2018.
•	Marketplace subscription revenue was $526.0 million, an increase of 30% compared to $405.8 million in 2018.

•	Advertising and other revenue was $62.9 million, an increase of 30% compared to $48.3 million in 2018.

Operating Income

Fourth Quarter 2019:

•	GAAP operating income was $13.6 million, or 9% of total revenue, compared to $6.9 million, or 5% of total revenue, in the fourth quarter of 2018.
•	Non-GAAP operating income was $23.1 million, or 15% of total revenue, compared to $13.4 million, or 11% of total revenue, in the fourth quarter of 2018.

Full-Year 2019:

•	GAAP operating income was $34.3 million, or 6% of total revenue, compared to $23.2 million, or 5% of total revenue, in 2018.
•	Non-GAAP operating income was $69.8 million, or 12% of total revenue, compared to $44.6 million, or 10% of total revenue, in 2018.

Net Income & Adjusted EBITDA

Fourth Quarter 2019:

•

GAAP net income was $13.2 million, or $0.12 per fully diluted share during the quarter ended December 31, 2019, compared to $12.5 million, or $0.11 per fully diluted share during the quarter ended December 31, 2018.

•

Non-GAAP net income was $19.3 million, or $0.17 per fully diluted share during the quarter ended December 31, 2019, compared to $12.8 million, or $0.11 per fully diluted share during the quarter ended December 31, 2018.

•	Adjusted EBITDA, a non-GAAP metric, was $25.1 million for the quarter ended December 31, 2019 compared to $14.6 million for the quarter ended December 31, 2018.

Full-Year 2019:

•	GAAP net income was $42.1 million, or $0.37 per fully diluted share during 2019, compared to net income of $65.2 million, or $0.57 per fully diluted share in 2018.
•	Non-GAAP net income was $59.3 million, or $0.52 per fully diluted share during 2019, compared to $41.5 million, or $0.37 per fully diluted share in 2018.
•	Adjusted EBITDA, a non-GAAP metric, was $77.0 million in 2019 compared to $49.7 million in 2018.

Balance Sheet and Cash Flow

•	As of December 31, 2019, CarGurus had cash, cash equivalents, and short-term investments of $171.6 million and no debt.
•

CarGurus generated $20.6 million in cash from operations and $19.2 million in free cash flow, a non-GAAP metric, during the fourth quarter of 2019 compared to having generated $17.1 million in cash from operations and $12.5 million in free cash flow during the fourth quarter of 2018. For the full-year 2019, CarGurus generated $70.1 million in cash from operations and $55.9 million in free cash flow compared to having generated $51.7 million in cash from operations and $44.2 million in free cash flow in 2018.

Fourth Quarter Business Metrics

•

U.S. revenue was $148.0 million in the fourth quarter of 2019, an increase of 22% compared to $121.1 million in the fourth quarter of 2018. GAAP operating income in the U.S. was $22.4 million, an increase of 24% compared to $18.0 million in the fourth quarter of 2018.

•

International revenue was $10.2 million in the fourth quarter of 2019, an increase of 104% compared to $5.0 million in the fourth quarter of 2018. GAAP operating loss in International markets was ($8.8) million, a decrease of (21%) compared to a loss of ($11.1) million in the fourth quarter of 2018.

•

Total paying dealers were 36,115(1) at December 31, 2019, an increase of 15% compared to 31,472 at December 31, 2018. Of the total paying dealers at December 31, 2019, U.S. and International accounted for 28,990 and 7,125(1), respectively, compared to 27,534 and 3,938, respectively, at December 31, 2018.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $17,576 as of December 31, 2019, an increase of 19% compared to $14,819 as of December 31, 2018.
•	AARSD in International markets was $5,399(2) as of December 31, 2019, an increase of 13% compared to $4,778 as of December 31, 2018.
•	Website traffic and consumer engagement metrics for the fourth quarter of 2019 were as follows:
o

U.S. average monthly unique users were 34.2 million, an increase of 3% compared to 33.2 million in the fourth quarter of 2018. U.S. average monthly sessions were 91.2 million, an increase of 3% compared to 88.5 million in the fourth quarter of 2018.

o

International average monthly unique users were 10.0 million(3), an increase of 75% compared to 5.7 million in the fourth quarter of 2018. International average monthly sessions were 23.8 million(4), an increase of 83% compared to 13.0 million in the fourth quarter of 2018.

(1)	Includes paying dealers from the PistonHeads website.
(2)

Excludes revenue and dealers for dealers that subscribe to the (i) PistonHeads website as it was acquired on January 8, 2019, and therefore, data for the trailing 12-month revenue calculation is not available and (ii) Italy website as it began earning marketplace subscription revenue in April 2019, and therefore, data for the trailing 12-month revenue calculation is not available.

(3)	Includes users from the PistonHeads website.
(4)	Includes sessions from the PistonHeads website.

First Quarter and Full-Year 2020 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

First Quarter 2020:

•	Total revenue	$156.5 to $159.5 million
•	Non-GAAP operating income	$10 to $12 million
•	Non-GAAP EPS	$0.07 to $0.08

The first quarter 2020 non-GAAP earnings per share calculation assumes 115.0 million diluted weighted-average common shares outstanding.

Full-Year 2020:

•	Total revenue	$664 to $676 million
•	Non-GAAP operating income	$78 to $86 million
•	Non-GAAP EPS	$0.50 to $0.55

The full-year non-GAAP earnings per share calculation assumes 115.9 million diluted weighted-average common shares outstanding.

Guidance for the first quarter and full-year 2020 does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, amortization of intangible assets, and acquisition-related expenses, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full fiscal year 2019 financial results and first quarter and full fiscal year 2020 financial guidance at 5:00 p.m. Eastern Time today, February 13, 2020. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 13, 2020, until 11:59 p.m. Eastern Time on February 27, 2020, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13698111. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q4 2019, U.S. (Competitive set includes: CarGurus.com, Autotrader.com,

Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy, and Spain. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

© 2020 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2020 and full-year 2020, our business and growth strategy, including in international markets, and our expectations for our newest consumer financing partnership, including the impact on our audience and dealer base, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$59,920	$34,887
Investments	111,692	122,800
Accounts receivable, net of allowance for doubtful accounts of $240 and $479, respectively	22,124	13,614
Prepaid expenses and prepaid income taxes	10,452	10,144
Deferred contract costs	9,544	5,253
Other current assets	4,972	7,410
Restricted cash	250	750
Total current assets	218,954	194,858
Property and equipment, net	27,950	24,269
Intangible assets	3,920	—
Goodwill	15,207	—
Operating lease right-of-use assets	59,986	—
Restricted cash	10,553	1,921
Deferred tax assets	42,713	38,886
Deferred contract costs, net of current portion	10,514	7,252
Other non-current assets	3,826	1,104
Total assets	$393,623	$268,290
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,731	$34,345
Accrued expenses, accrued income taxes and other current liabilities	18,262	18,654
Deferred revenue	9,984	8,811
Deferred rent	—	1,693
Operating lease liabilities	8,781	—
Total current liabilities	73,758	63,503
Deferred rent	—	9,395
Operating lease liabilities	60,818	—
Deferred tax liabilities	284	—
Other non–current liabilities	1,908	1,281
Total liabilities	136,768	74,179
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value; 500,000,000 shares authorized; 91,819,649 and 89,728,223 shares issued and outstanding at December 31, 2019 and 2018, respectively	92	90
Class B common stock, $0.001 par value; 100,000,000 shares authorized; 20,314,644 and 20,702,084 shares issued and outstanding at December 31, 2019 and 2018, respectively	20	21
Additional paid–in capital	205,234	184,216
Retained earnings	51,859	9,713
Accumulated other comprehensive (loss) income	(350)	71
Total stockholders’ equity	256,855	194,111
Total liabilities and stockholders’ equity	$393,623	$268,290

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$158,153	$126,090	$588,916	$454,086
Cost of revenue(1)	10,560	6,871	36,300	24,811
Gross profit	147,593	119,219	552,616	429,275
Operating expenses:
Sales and marketing	100,606	85,991	393,844	315,939
Product, technology, and development	18,399	14,153	69,462	47,866
General and administrative	13,812	11,433	50,434	39,475
Depreciation and amortization	1,141	740	4,554	2,804
Total operating expenses	133,958	112,317	518,294	406,084
Income from operations	13,635	6,902	34,322	23,191
Other income, net:
Interest income	737	712	2,984	2,283
Other income (expense), net	141	(5)	1,399	10
Total other income, net	878	707	4,383	2,293
Income before income taxes	14,513	7,609	38,705	25,484
Provision for (benefit from) income taxes	1,342	(4,841)	(3,441)	(39,686)
Net income	$13,171	$12,450	$42,146	$65,170
Net income per share attributable to common stockholders:
Basic	$0.12	$0.11	$0.38	$0.60
Diluted	$0.12	$0.11	$0.37	$0.57
Weighted–average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	112,023,661	110,215,116	111,450,443	108,833,028
Diluted	113,552,018	113,390,212	113,431,850	113,364,712

(1) Includes depreciation and amortization expense for the three months ended December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 of $1,017, $524, $3,263 and $2,225, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating Activities
Net income	$13,171	$12,450	$42,146	$65,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,158	1,264	7,817	5,029
Currency loss (gain) on foreign denominated transactions	237	(134)	(690)	(190)
Deferred taxes	1,291	(4,497)	(3,734)	(39,040)
Provision for doubtful accounts	396	434	1,091	1,680
Stock–based compensation expense	8,911	5,843	34,301	20,794
Amortization of deferred contract costs	2,619	1,334	8,416	3,689
Changes in operating assets and liabilities:
Accounts receivable, net	(4,624)	(743)	(9,608)	(1,911)
Prepaid expenses, prepaid income taxes, and other assets	493	(3,105)	(378)	(11,753)
Deferred contracts costs	(4,537)	(3,272)	(15,979)	(12,987)
Accounts payable	(6,472)	(2,117)	4,268	9,345
Accrued expenses, accrued income taxes and other current liabilities	4,198	5,659	2,151	2,695
Deferred revenue	2,201	1,127	1,174	4,508
Deferred rent	—	2,823	—	4,289
Lease obligations	414	—	(1,468)	—
Other non–current liabilities	109	58	609	405
Net cash provided by operating activities	20,565	17,124	70,116	51,723
Investing Activities
Purchases of property and equipment	(440)	(4,083)	(11,205)	(5,956)
Capitalization of website development costs	(947)	(544)	(3,021)	(1,522)
Cash paid for acquisition	—	—	(19,139)	—
Investments in certificates of deposit	(43,000)	(82,800)	(177,808)	(212,800)
Maturities of certificates of deposit	66,116	30,000	188,916	140,000
Net cash provided by (used in) investing activities	21,729	(57,427)	(22,257)	(80,278)
Financing Activities
Payment of initial public offering costs	—	—	—	(1,142)
Proceeds from exercise of stock options	351	571	1,807	3,632
Financing cash flows from finance leases	(9)	—	(30)	—
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(3,687)	(4,018)	(16,470)	(25,885)
Net cash used in financing activities	(3,345)	(3,447)	(14,693)	(23,395)
Impact of foreign currency on cash, cash equivalents, and restricted cash	96	10	(1)	(44)
Net increase (decrease) in cash, cash equivalents, and restricted cash	39,045	(43,740)	33,165	(51,994)
Cash, cash equivalents, and restricted cash at beginning of period	31,678	81,298	37,558	89,552
Cash, cash equivalents, and restricted cash at end of period	$70,723	$37,558	$70,723	$37,558

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018(2)	2019	2018(2)
GAAP operating income	$13,635	$6,902	$34,322	$23,191
Stock-based compensation expense	8,911	5,843	34,301	20,794
Amortization of intangible assets	163	—	649	—
Acquisition-related expenses(1)	424	616	549	644
Non-GAAP operating income	$23,133	$13,361	$69,821	$44,629

GAAP operating margin	9%	5%	6%	5%
Non-GAAP operating margin	15%	11%	12%	10%

(1) Acquisition-related expenses relate to acquisition costs incurred during the three months ended December 31, 2019 and 2018 and during the years ended December 31, 2019 and 2018.

(2) In December 2019, we revised our definition of Non-GAAP operating income to exclude the impact of acquisition-related expenses. This changed definition more accurately reflects management's view of our business and financial performance. Non-GAAP operating income for the three months and year ended December 31, 2018 have been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018(4)	2019	2018(4)
GAAP net income	$13,171	$12,450	$42,146	$65,170
Stock-based compensation expense, net of tax(1)	7,040	4,616	27,098	16,427
Change in tax provision from stock-based compensation expense(2)	(1,483)	(4,853)	(11,115)	(40,765)
Amortization of intangible assets	163	—	649	—
Acquisition-related expenses(3)	424	616	549	644
Non-GAAP net income	$19,315	$12,829	$59,327	$41,476
Non-GAAP net income per share:
Basic	$0.17	$0.12	$0.53	$0.38
Diluted	$0.17	$0.11	$0.52	$0.37
Shares used in Non-GAAP per share calculations
Basic	112,024	110,215	111,450	108,833
Diluted	113,552	113,390	113,432	113,365
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock-based compensation and the corresponding financial statement expense.
(3) Acquisition-related expenses relate to acquisition costs incurred during the three months ended December 31, 2019 and 2018 and during the years ended December 31, 2019 and 2018.

(4) In December 2019, we revised our definition of Non-GAAP net income to exclude the impact of acquisition-related expenses. This changed definition more accurately reflects management's view of our business and financial performance. Non-GAAP net income for the three months and year ended December 31, 2018 have been restated for comparison purposes.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$158,153	$126,090	$588,916	$454,086
Cost of revenue	10,560	6,871	36,300	24,811
Gross profit	147,593	119,219	552,616	429,275
Stock-based compensation expense included in Cost of revenue	86	90	354	354
Non-GAAP gross profit	$147,679	$119,309	$552,970	$429,629

GAAP gross profit margin	93%	95%	94%	95%
Non-GAAP gross profit margin	93%	95%	94%	95%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended December 31,
	2019					2018(4)
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Non-GAAP expense
Cost of revenue	$10,560	$(86)	$—	$—	$10,474	$6,871	$(90)	$—	$—	$6,781
S&M	100,606	(2,597)	—	—	98,009	85,991	(1,349)	—	—	84,642
P,T&D(1)	18,399	(4,041)	—	—	14,358	14,153	(2,962)	—	—	11,191
G&A	13,812	(2,187)	—	(424)	11,201	11,433	(1,442)	—	(616)	9,375
Depreciation & amortization	1,141	—	(163)	—	978	740	—	—	—	740
Operating expenses(2)	$133,958	$(8,825)	$(163)	$(424)	$124,546	$112,317	$(5,753)	$—	$(616)	$105,948
Total expenses	$144,518	$(8,911)	$(163)	$(424)	$135,020	$119,188	$(5,843)	$—	$(616)	$112,729
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization
(3) Acquisition-related expenses relate to acquisition costs incurred during the three months ended December 31, 2019 and 2018 and during the years ended December 31, 2019 and 2018.

(4) In December 2019, we revised our definition of Non-GAAP expense to exclude the impact of acquisition-related expenses. This changed definition more accurately reflects management's view of our business and financial performance. Non-GAAP expense for the three months and year ended December 31, 2018 have been restated for comparison purposes.

	Year Ended December 31,
	2019					2018(4)
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Non-GAAP expense
Cost of revenue	$36,300	$(354)	$—	$—	$35,946	$24,811	$(354)	$—	$—	$24,457
S&M	393,844	(9,989)	—	—	383,855	315,939	(5,111)	—	—	310,828
P,T&D(1)	69,462	(15,159)	—	—	54,303	47,866	(9,865)	—	—	38,001
G&A	50,434	(8,799)	—	(549)	41,086	39,475	(5,464)	—	(644)	33,367
Depreciation & amortization	4,554	—	(649)	—	3,905	2,804	—	—	—	2,804
Operating expenses(2)	$518,294	$(33,947)	$(649)	$(549)	$483,149	$406,084	$(20,440)	$—	$(644)	$385,000
Total expenses	$554,594	$(34,301)	$(649)	$(549)	$519,095	$430,895	$(20,794)	$—	$(644)	$409,457
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization
(3) Acquisition-related expenses relate to acquisition costs incurred during the three months ended December 31, 2019 and 2018 and during the years ended December 31, 2019 and 2018.

(4) In December 2019, we revised our definition of Non-GAAP expense to exclude the impact of acquisition-related expenses. This changed definition more accurately reflects management's view of our business and financial performance. Non-GAAP expense for the three months and year ended December 31, 2018 have been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018(2)	2019	2018(2)
GAAP net income	$13,171	$12,450	$42,146	$65,170
Depreciation and amortization	2,158	1,264	7,817	5,029
Stock-based compensation expense	8,911	5,843	34,301	20,794
Acquisition-related expenses(1)	424	616	549	644
Other income, net	(878)	(707)	(4,383)	(2,293)
Provision for (benefit from) income taxes	1,342	(4,841)	(3,441)	(39,686)
Adjusted EBITDA	$25,128	$14,625	$76,989	$49,658

(1) Acquisition-related expenses relate to acquisition costs incurred during the three months ended December 31, 2019 and 2018 and during the years ended December 31, 2019 and 2018.

(2) In December 2019, we revised our definition of Adjusted EBITDA to exclude the impact of acquisition-related expenses. This changed definition more accurately reflects management's view of our business and financial performance. Adjusted EBITDA for the three months and year ended December 31, 2018 have been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP net cash and cash equivalents provided by operating activities	$20,565	$17,124	$70,116	$51,723
Purchases of property and equipment	(440)	(4,083)	(11,205)	(5,956)
Capitalization of website development costs	(947)	(544)	(3,021)	(1,522)
Non-GAAP free cash flow	$19,178	$12,497	$55,890	$44,245

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, other income, net, and the provision for (benefit from) income taxes. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, and acquisition-related expenses. Non-GAAP net income and non-GAAP net income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses, amortization of intangible assets, and acquisition-related expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to one of our paid Listings packages or Dealer Display advertising and audience targeting products at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses one of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, (ii) Greenwich Mean Time for our U.K. websites and (iii) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites, as applicable. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Rodney Nelson

Head of Investor Relations, CarGurus

888-508-1190

investors@cargurus.com